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                                                                 Exhibit 4.14


                       Form of Senior Debentures due 2028


                    (FORM OF FACE OF 2028 SENIOR DEBENTURES)

                  [IF THE DEBENTURE IS TO BE A GLOBAL DEBENTURE, INSERT - This Debenture is a Global Debenture within the meaning of the Indenture hereinafter referred to and is registered in the name of the Depositary or a nominee of the Depositary. This 2028 Debenture is exchangeable for 2028 Debentures registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Debenture (other than a transfer of this Debenture as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in limited circumstances.

                  Unless this Debenture is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New
York) to the issuer or its agent for registration of transfer, exchange or payment, and any Debenture issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]

No. _________________________                   $____________________________
CUSIP No.____________________



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                                 KENNAMETAL INC.
                          __% Senior Debenture due 2028

                  KENNAMETAL INC., a corporation duly organized and existing under the laws of the Commonwealth of Pennsylvania (the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of _______________ ($______________) on _______ __, 2028 (such date is hereinafter referred to as the "Maturity Date"), and to pay interest on said principal sum from January __, 1998, or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, semi-annually in arrears on _______ __ and _______ __ of each year, commencing on _______ __, 1998, at the rate of __% per annum until the principal hereof shall have become due and payable. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Debenture (or one or more Predecessor Securities, as defined in said Indenture) is registered at the close of business on the regular record date for such interest which shall be the close of business on the _______ __ or _______ __, as the case may be, preceding such Interest Payment Date. Any such interest not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holders on such regular record date and may be paid to the Person in whose name this Debenture (or one or more Predecessor Securities) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to the registered Holders of this series of Debentures not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange all as more fully provided in the Indenture. The principal of, and premium, if any, and the interest on this Debenture shall be payable at the office or agency of the Trustee maintained for that purpose in the Borough of Manhattan, The City of New York, in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered Holder at such address as shall appear in the Security Register.

                  The indebtedness evidenced by this Debenture is, to the extent provided in the Indenture, senior and unsecured and will rank in right of payment on parity with all other senior unsecured obligations of the Company. Each Holder of this Debenture by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his or her attorney-in-fact for any and all such purposes.

                  This Debenture shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.



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                  The provisions of this Debenture are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

                  IN WITNESS WHEREOF, the Company has caused this instrument to be executed.

Dated

                                             KENNAMETAL INC.


                                             By:______________________________
                                                 Name:
                                                 Title:

Attest:


By:______________________________
    Name:
    Title:



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                     (FORM OF CERTIFICATE OF AUTHENTICATION)

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Debentures of the series of Debentures described in the within-mentioned Indenture.

Dated___________________________

THE FIRST NATIONAL BANK OF
CHICAGO, as Trustee

By______________________________
   Authorized Signatory


                         (FORM OF REVERSE OF DEBENTURE)
                                 KENNAMETAL INC.
                              __% Senior Debenture
                                    due 2028

                  This Debenture is one of a duly authorized series of Securities of the Company (herein sometimes referred to as the "Securities"), specified in the Indenture, all issued or to be issued in one or more series under and pursuant to an Indenture dated as of January __, 1998 (the "Base Indenture"), duly executed and delivered between the Company and The First National Bank of Chicago, as Trustee (the "Trustee") (as supplemented by a Second Supplemental Indenture, dated January __, 1998), (the Base Indenture as so supplemented, the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities. By the terms of the Indenture, the Securities are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Indenture. This series of Securities is limited in aggregate principal amount as specified in said Second Supplemental Indenture.

                  The Debentures are not entitled to the benefit of any sinking fund.

                  The Debentures may be redeemed at any time at the option of the Company, in whole or from time to time in part, upon not less than 30 and not more than 60 days' notice to the Holders thereof, on any date prior to maturity (the "Redemption Date") at a price (the "Redemption Price") equal to
(i) 100% of the principal amount of the Debentures, plus (ii) accrued interest to the Redemption Date (subject to the right of Holders of record of such Debentures on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date) plus (iii) a Make-Whole Premium (as defined below), if any. In no event will the Redemption Price of the Debentures be less than 100% of the principal amount of the applicable series of Debentures being redeemed, respectively, plus accrued interest to the applicable Redemption Date.


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                  As used herein:

                  "Make-Whole Premium," means an amount equal to the excess, if any, of:

                  (i) the sum of the present values, calculated as of the applicable Redemption Date, of:

                           (A) each interest payment that, but for such
                  redemption, would have been payable on any such Debenture (or portion thereof) being redeemed on each Interest Payment Date occurring after the Redemption Date (excluding any accrued interest for the period prior to the Redemption Date); and

                           (B) the principal amount that, but for such
                  redemption, would have been payable at the final maturity of any such Debenture (or portion thereof) being redeemed; over

                  (ii) the principal amount of such Debenture (or portion thereof) being redeemed.

The present values of interest and principal payments referred to in clause (i) above will be determined in accordance with generally accepted principles of financial analysis. Such present values will be calculated by discounting the amount of each payment of interest or principal from the date that each such payment would have been payable, but for the redemption, to the applicable Redemption Date at a discount rate equal to the applicable Treasury Yield (as defined herein) plus __ basis points.

                  "Treasury Yield" means a rate of interest per annum equal to the weekly average yield to maturity of United States Treasury securities that have a constant maturity that corresponds to the remaining term to maturity of the Debentures, calculated to the nearest 1/12th of a year (the "Remaining Term"). The Treasury Yield will be determined as of the third business day immediately preceding the applicable Redemption Date.

                  The weekly average yields to maturity of United States Treasury securities will be determined by reference to the most recent statistical release published by the Federal Reserve Bank of New York and designated "H.15(519) Selected Interest Rates" or any successor release (the "H.15 Statistical Release"). If the H.15 Statistical Release sets forth a weekly average yield to maturity for United States Treasury securities having a constant maturity that is the same as the Remaining Term, then the Treasury Yield will be equal to such weekly average yield to maturity. In all other cases, the Treasury Yield will be calculated by interpolation, on a straight-line basis, between the weekly average yields to maturity on the United States Treasury securities that have a constant maturity closest to and greater than the Remaining Term and the United States Treasury securities that have a constant maturity closest to and less than the Remaining Term (in each case as set forth in the H.15 Statistical Release). Any weekly average yields to maturity as calculated by interpolation will be rounded to the nearest 1/100th of 1%, with any figure of 1/200th of 1% or above being rounded upward. If weekly average yields to maturity for United States


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Treasury securities are not available in the H.15 Statistical Release or otherwise, then the Treasury Yield will be calculated by interpolation of comparable rates selected by the Independent Investment Banker.

                  If less than all of the Debentures of a series are to be redeemed, the Trustee will select the Debentures to be redeemed by such method as the Trustee shall deem fair and appropriate. The Trustee may select for redemption Debentures and portions of Debentures in amounts of whole multiples of $1,000.

                  The Indenture contains provisions for defeasance of (a) the entire indebtedness of this Debenture and (b) certain restrictive covenants upon compliance by the Company with certain conditions set forth therein.

                  In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Debentures may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

                  The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Debentures of each series affected at the time outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of, among other things, adding any provisions to or changing or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying the rights of the Holders of the Debentures; provided, however, that, among other things, no such supplemental indenture shall (i) reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon (subject to the Company's right to defer such payments in the manner set forth herein), or reduce any premium payable upon the redemption thereof, without the consent of the Holder of each Debenture so affected, or (ii) reduce the aforesaid percentage of Debentures, the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holders of each Debenture then outstanding and affected thereby. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities of any series at the time outstanding affected thereby, on behalf of all of the Holders of the Debentures of such series, to waive a Default or Event of Default with respect to such series, and its consequences, except a Default or Event of Default in the payment of the principal of or premium, if any, or interest on any of the Securities of such series. Any such consent or waiver by the registered Holder of this Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Debenture and of any Debenture issued in exchange for or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Debenture.

                  No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Debenture at the time and place and at the rate and in the money herein prescribed.


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                  As provided in the Indenture and subject to certain
limitations therein set forth, this Debenture is transferable by the registered Holder hereof on the Security Register of the Company, upon surrender of this Debenture for registration of transfer at the office or agency of the Trustee in The City of New York accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the registered Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debentures of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

                  Prior to due presentment for registration of transfer of this Debenture, the Company, the Trustee, any Paying Agent and the Security Registrar may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Debenture shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Security Registrar) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any Paying Agent nor any Security Registrar shall be affected by any notice to the contrary.

                  No recourse shall be had for the payment of the principal of or the interest on this Debenture, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, shareholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, and such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

                  The Indenture imposes certain limitations on the ability of the Company to, among other things, merge or consolidate with any other Person, assign, transfer or lease all or substantially all of its properties or assets or create or incur liens on certain of its property. All such covenants and limitations are subject to a number of important qualifications and exceptions. The Company must report periodically to the Trustee on compliance with the covenants in the Indenture.

                  The Debentures of this series are issuable only in fully registered book-entry form without coupons in denominations of $1,000 and any integral multiple thereof. This Global Debenture is exchangeable for Debentures in definitive form only under certain limited circumstances set forth in the Indenture. As provided in the Indenture and subject to certain limitations therein set forth, Debentures of this series so issued are exchangeable for a like aggregate principal amount of Debentures of this series of a different authorized denomination, as requested by the Holder surrendering the same.

                  This Debenture shall be governed by and construed in accordance with the laws of the State of New York.


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                  All terms used in this Debenture that are defined in the
Indenture shall have the meanings assigned to them in the Indenture.



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                            ------------------------
                                   ASSIGNMENT


                  FOR VALUE RECEIVED, the undersigned assigns and transfers this Debenture to:



        (Insert assignee's social security or tax identification number)




                    (Insert address and zip code of assignee)

and irrevocably appoints



agent to transfer this Debenture on the books of the Trustee. The agent may substitute another to act for him or her.

Date:___________________________________

                                  Signature:_________________________________

                                  Signature Guarantee:________________________





     (Sign exactly as your name appears on the other side of this Debenture)